DRYDEN CALIFORNIA MUNICIPAL FUND
(formerly known as Prudential California Municipal Fund)
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                       April 23, 2004





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:	Dryden California Municipal Fund (the ?Fund?)
         	(formerly known as Prudential California Municipal Fund) File No.: 811-4024


Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Semi-Annual Report on Form N-SAR for the Fund for the fiscal year ended February 29, 2004 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                                      Very truly yours,


                                                  /s/Marguerite E.H. Morrison
                                                  Marguerite E.H. Morrison
                                                  Chief Legal Officer and
                                                  Assistant Secretary



Enclosures




         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 23rd day of April, 2004.




DRYDEN CALIFORNIA MUNICIPAL FUND
(formerly known as Prudential California Municipal Fund)






Witness:/s/Marguerite E.H. Morrison		By:/s/Grace C. Torres
            Marguerite E.H. Morrison		Grace C. Torres
            Chief Legal Officer and 		Treasurer and Principal
            Assistant Secretary			Financial and Accounting
          Officer




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